Exhibit 10.32
AMENDMENT TO SERVICE AGREEMENT
     This Amendment to Service Agreement (this “Amendment”) is made and entered into as of this 25 day of August, 2011 between First Data Merchant Services Corporation (“FDMS”) and iPayment, Inc. (“Customer”) and amends that certain Service Agreement by and between FDMS and Customer dated December 27, 2004, as amended (the “Service Agreement”). Except as supplemented or amended by this Amendment, the provisions of the Service Agreement shall continue in full force and effect, and if there shall be any conflict between the provisions of this Amendment and the Service Agreement, the terms of this Amendment shall control. Each capitalized term used but not defined herein shall have the meaning assigned in the Service Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, FDMS and Customer hereby agree as follows:
1. The Processing Fees set forth in Section II of Exhibit B to the Service Agreement shall be amended by the addition of the “Product Regulatory Fees” as set forth on Schedule A to this Amendment. For the avoidance of any doubt, the “Product Regulatory Fees” shall apply to all of Customer’s Accounts processing pursuant to the Service Agreement. In addition, the “Product Regulatory Fees” shall not be considered Eligible Fees and thus not included in any rebate calculations.
2. The “Product Regulatory Fees” set forth in this Amendment, along with the associated services and platform functionality, will expire on August 31, 2012 unless both parties agree in writing to the new pricing.
3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and taken together they shall be considered one agreement.
     IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed by their duly authorized officers as of date listed above.

First Data Merchant Services Corporation		iPayment, Inc.

By:	/s/ Rick Learch	By:	/s/ Joseph Jorling

Printed Name:	Rick Learch	Printed Name:	Joseph Jorling

Title:	SVP	Title:	Senior Vice President

SCHEDULE A
“Product Regulatory Fees”
Reporting Fees:

Service	Platform	Indicator	Unit Price
Diversion Fee This fee will be billed for each merchant that has a Federal diversion or both a State and Federal diversion during the month.	North	Per Federal diverted merchant per month	$*
		Per State and Federal diverted merchant per month	$* Effective 1/1/2012
Regulatory Product Fee	North	Per merchant account on file per month	$* ++ Effective 8/1/2011
++ Customer shall submit a file to FDMS specifying the Merchants in which the associated Processing Fee shall apply.

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.